   As filed with the Securities and Exchange Commission on January 30, 2002.

                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                LOGICVISION, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


                      Delaware                                94-3166964
      ----------------------------------------       --------------------------
         (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                 Identification No.)


                LogicVision, Inc.
           101 Metro Drive, Third Floor
                 San Jose, California                          95110
      ----------------------------------------       --------------------------
      (Address of Principal Executive Offices)               (Zip Code)

               LogicVision, Inc. 2000 Employee Stock Purchase Plan
               ---------------------------------------------------
                            (Full title of the plan)

                  VINOD K. AGARWAL                           Copy to:
                   President and                           STANTON D. WONG
               Chief Executive Officer                 Pillsbury Winthrop LLP
                  LogicVision, Inc.                      2550 Hanover Street
              101 Metro Drive, Third Floor               Palo Alto, California
               San Jose, California 95110                    94304-1115
                   (408) 736-6900                        (650) 233-4500
     -----------------------------------------       --------------------------
      (Name, address and telephone number,
     including area code, of agent for Service)

                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum        Proposed Maximum
        Title of Securities                 Amount To         Offering Price        Aggregate Offering         Amount of
         To Be Registered               Be Registered(1)       per Share(2)              Price(2)           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value              125,000             $10.875                $1,359,375               $126
-------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E to Form S-8.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 28, 2002.

                              ___________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                          -----------------------------
                      TO GENERAL INSTRUCTION E TO FORM S-8
                      ------------------------------------

General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 8, 2001 (File No. 333-73008) is hereby incorporated by reference.

                                     Part II

Incorporation of Documents by Reference

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

         (1) Registrant's final prospectus dated October 31, 2001 and filed on October 31, 2001 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed October 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
                                    --------

  Exhibit
  Number       Exhibit
  ------       -------

   5.1         Opinion of Pillsbury Winthrop LLP.

   23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2        Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

   24.1        Power of Attorney (see page 2).

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 29, 2002.


                                  LOGICVISION, INC.


                                  By  /s/ Vinod K. Agarwal
                                    ---------------------------------------
                                          Vinod K. Agarwal,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vinod K. Agarwal and John H. Barnet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               Signature                                          Title                                     Date
               ---------                                          -----                                     ----
            /s/ Navindra Jain                                  Chairman of the                          January 29, 2002
----------------------------------------
                Navindra Jain                                  Board of Directors

          /s/ Vinod K. Agarwal                             Director, President and                      January 29, 2002
----------------------------------------
              Vinod K. Agarwal              Chief Executive Officer (Principal Executive Officer)


           /s/ John H. Barnet               Vice President of Finance and Chief Financial Officer       January 29, 2002
----------------------------------------
               John H. Barnet                    (Principal Financial and Accounting Officer)


          /s/ Richard C. Black                                     Director                             January 29, 2002
----------------------------------------
              Richard C. Black

            /s/ D. James Guzy                                      Director                             January 29, 2002
----------------------------------------
                D. James Guzy

           /s/ David L. Sulman                                     Director                             January 29, 2002
----------------------------------------
               David L. Sulman

          /s/ Jon D. Tompkins                                      Director                             January 29, 2002
----------------------------------------
              Jon D. Tompkins

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number           Exhibit
------           -------

5.1              Opinion of Pillsbury Winthrop LLP.

23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2             Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1             Power of Attorney (see page 2).